EXHIBIT 99.1

NEWS RELEASE

NORTH AMERICAN GALVANIZING & COATINGS, INC.
5314 South Yale Avenue, Suite 1000   Tulsa, OK 74135
(918) 494-0964    Fax: (918) 494-3999

FOR IMMEDIATE RELEASE  Contact: Beth B. Hood Phone: (918) 524-1512

North American Galvanizing & Coatings, Inc.
Announces New Financing

Tulsa, Oklahoma, June 25, 2009 – North American Galvanizing & Coatings, Inc. (NASDAQ:  NGA) announced today that its Board of Directors has approved a new capital and funding structure designed to facilitate the Company’s growth strategy.  The Company’s new capital and funding structure will consist of a combination of an expanded bank facility and a $10 million capital raise through a private placement offering of subordinated notes and warrants.

The Company has executed a commitment letter with Wells Fargo Bank, N.A. for a new credit agreement.  The new credit agreement, which will replace the existing credit agreement, will provide for a base borrowing amount of $25 million with a higher acquisition funding feature.  The new credit agreement is expected to be finalized by the end of July.

The Company is also proceeding with a $10 million capital raise through a private placement of subordinated notes and warrants to purchase unregistered shares of the Company’s common stock.  The private placement will be offered to a group of accredited investors who are current stockholders of record that held at least 10,000 shares of the Company’s common stock as of June 12, 2009 and a limited number of other accredited investors who have expressed an interest in investing in the Company.  The Company must sell $5 million of subordinated notes and warrants in order to close the private placement, and the Company, in its sole discretion, may sell up to an additional $1.5 million of subordinated notes and warrants if the private placement is over subscribed.  The private placement is expected to close on or before August 7, 2009.  All investors in the private placement must have a pre-existing relationship with the Company or its affiliates or representatives.

The subordinated notes, warrants and shares of common stock issuable upon exercise of the warrants will not be registered at the time of issuance under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the subordinated notes, the warrants or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended.

North American Galvanizing is a leading provider of hot-dip galvanizing and coatings for corrosion protection of fabricated steel products. The Company conducts its galvanizing and coating business through a network of plants located in Canton, Ohio; Denver, Hurst (Dallas/Forth Worth), Houston, Kansas City, Louisville, Nashville, St. Louis, Wheeling, West Virginia and the Tulsa area. Hot-dip galvanizing provides metals corrosion protection for many product applications used in commercial, construction and industrial markets. Our home page is: www.nagalv.com.

Cautionary Statement. This press release may contain "forward-looking statements" as defined under U.S. securities laws, including, but not limited to, statements concerning the Company’s beliefs and expectations of future performance. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from such forward-looking statements and management's present expectations or projections. These risks and uncertainties include the risk factors described in the Company's SEC filings including the Company's Annual Report on Form 10- K filed with the Securities and Exchange Commission on February 20, 2009.  These forward-looking statements are made as of the date of this press release.  The Company assumes no obligation to update or revise these statements or to provide reasons why actual results may differ.